Exhibit 10.2
BOB EVANS FARMS, INC.
2010 DIRECTOR DEFERRAL PROGRAM
Effective May 26, 2010

TABLE OF CONTENTS

ARTICLE I	DEFINITIONS	1

ARTICLE II	PARTICIPATION	3
2.01.	Eligibility and Election to Participate	3
2.02.	Designation of Beneficiary	4

ARTICLE III	CONTRIBUTIONS	5
3.01.	In General	5

ARTICLE IV	MEMBERS’ ACCOUNTS; ALLOCATIONS	5
4.01.	Members’ Accounts	5
4.04.	Calculating Net Gains or Losses; Crediting of Accounts	6

ARTICLE V	INVESTMENT FUNDS	7
5.01.	In General	7
5.02.	Phantom Share Investment Fund	7
5.03.	Stock Award Account	7

ARTICLE VI	AMOUNT AND DISTRIBUTION OF BENEFITS	8
6.01.	In General — Time and Form of Distribution	8
6.02.	Changes to Time and Form of Distribution	9
6.03.	Vested Benefits	10
6.04.	Effect of Change in Control on Phantom Shares	10

ARTICLE VII	PLAN COMMITTEE	10
7.01.	Appointment of Committee	10
7.02.	Powers and Duties	11
7.03.	Actions by the Committee	11
7.04.	Interested Committee Members	11
7.05.	Indemnification	12
7.06.	Conclusiveness of Action	12
7.07.	Payment of Expenses	12

ARTICLE VIII	AMENDMENT TO THE PLAN	12
8.01.	Right to Amend	12
8.02.	Amendment Procedure	13

ARTICLE IX	TERMINATION OF THE PLAN	13
9.01.	Right to Terminate	13
9.02.	Plan Merger and Consolidation	13
9.03.	Successor Employer	13

ARTICLE X	UNFUNDED PLAN	13

ARTICLE XI	MISCELLANEOUS	14
11.01.	Voluntary Plan	14

11.02.	Non-alienation of Benefits	14
11.03.	Inability to Receive Benefits	14
11.04.	Lost Members	14
11.05.	Limitation of Rights	14
11.06.	Invalid Provision	15
11.07.	Governing Law	15
11.08.	Code §409A	15
11.10	Recoupment	15

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BOB EVANS FARMS, INC.
DIRECTOR DEFERRAL PROGRAM
Effective May 26, 2010, the Corporation adopts this Plan for the purpose of allowing Directors to defer Compensation and Stock Awards as described herein. This Plan is intended to be an unfunded, nonqualified program of deferred compensation within the meaning of Title I of ERISA.
ARTICLE I
DEFINITIONS
Whenever used in this Plan, the following words and phrases will have the meanings given below. Also, the singular form of any term will include the plural, the plural form will include the singular, the masculine pronoun will include the feminine and the feminine pronoun will include the masculine. Other words and phrases also may be defined in the Plan text.
Accounts means (a) the Cash Account established for each Participant under Section 4.01(a), (b) the Phantom Share Suspense Account established for all Participants under Section 4.01(b), (c) the Phantom Share Investment Fund established for each Participant under Section 4.01(c); and (d) the Stock Award Account established for each Participant who elects to defer Stock Awards under Section 4.01(d). The Committee may establish such sub-accounts as may be necessary or appropriate for the administration of the Plan.
Beneficiary means the person designated by a Participant under Section 2.02 to receive any death benefits payable under Section 6.01.
Board means the Corporation’s board of directors.
Change in Control means as defined in the Bob Evans Farms, Inc. 2010 Equity and Cash Incentive Plan, as may be amended from time to time.
Code means the Internal Revenue Code of 1986, as amended.
Committee means the Plan Committee described in Article VII.
Compensation means total cash retainers, meeting fees and other compensation paid to a Participant for services performed for the Corporation.
Deferral Election Form means a written or electronic Deferral Election Form and/or Stock Award Deferral Election Form that each Director completes to specify the portion of his or her Compensation and Stock Awards to be deferred under the Plan.
Director means each non-employee member of the Board.
Effective Date means May 26, 2010.
ERISA means the Employee Retirement Income Security Act of 1974, as amended.

Fiscal Year Compensation means cash compensation (a) relating to a period of service that is coextensive with one or more consecutive taxable years of the Corporation, of which no amount is paid or payable during the taxable year(s) of the Corporation constituting the period of service and (b) that is designated by the Committee as “Fiscal Year Compensation” under this Plan.
Investment Funds means the funds established by the Committee under Article V to measure the investment gains and losses attributable to each Participant’s Accounts, and includes the Phantom Share Investment Funds.
Participant means a Director who is participating in the Plan as provided in Section 2.01.
Performance-Based Compensation means cash compensation (a) the amount of which, or the entitlement to which, is contingent on the satisfaction of organizational or individual performance criteria relating to a performance period of at least 12 consecutive months, provided that such criteria have been established in writing by not later than 90 days after the commencement of the period of service to which the criteria relates and the outcome is substantially uncertain at the time the criteria are established and (b) that has been designated by the Committee as “Performance-Based Compensation” under this Plan. Any Performance-Based Compensation must meet the requirements of Code §409A and Treasury Regulation §1.409A-1(e).
Phantom Share means the notional investment into which amounts held in the Phantom Share Suspense Account are credited to the Phantom Share Investment Fund or Stock Award Account of each Participant, which will reflect a deemed investment in Shares.
Phantom Share Suspense Account means the non-interest-bearing Account to which deferrals of Compensation are allocated pursuant to Section 3.01(a) prior to being credited to Participants’ Phantom Share Investment Funds.
Phantom Share Investment Fund means the separate Investment Fund maintained on behalf of each Participant who has elected to have Compensation converted into Phantom Shares and pursuant to which Phantom Shares are credited.
Plan means the Bob Evans Farms, Inc. 2010 Director Deferral Program, as described in this document and as it may be amended from time to time.
Plan Year means, with respect to the initial Plan Year, the period beginning on the Effective Date and ending on December 31, 2010 and, for all subsequent plan years, the 12-month period beginning on January 1 (and anniversaries of that date) while the Plan is in effect.
Separation from Service means a “separation from service” from the Corporation and all entities with whom the Corporation would be considered a single employer within the meaning of Code §§414(b) and (c), within the meaning of Treasury Regulation §1.409A-1(h).
Shares means the common shares, par value $0.01 of the Corporation.
Spouse or Surviving Spouse means an individual who is legally married to a Participant.

Stock Award means an equity-based award granted pursuant to the Corporation’s equity compensation plan after the Effective Date that the Committee, in its sole discretion, allows Participants to defer pursuant to this Plan.
Stock Award Account means the separate Account maintained on behalf of each Participant who has elected to defer Stock Awards, which will be credited with the number of Phantom Shares and/or cash equal to the number of Shares and/or cash otherwise payable pursuant to the Stock Award.
Trust Agreement means the agreement, and any amendments to that agreement, between the Corporation and the Trustee providing for the management, investment and disbursement of funds held in the Trust Fund.
Trust Fund means the fund established under the Trust Agreement.
Trustee means the bank, trust company or individual designated by the Corporation to hold and invest the Trust Fund and to pay Plan benefits and expenses authorized by the Committee.
Valuation Date means the last day of each calendar quarter during each Plan Year, or more frequent dates if the Committee, in its sole discretion, decides that more frequent valuations are needed for any reason.
ARTICLE II
PARTICIPATION
2.01. Eligibility and Election to Participate
(a) Eligibility. All Directors are eligible to participate in the Plan.
(b) Election to Participate.
(i) In General. Except as otherwise provided in this Section 2.01(b), each Director may become a Participant (or continue or reinstate his or her active participation) in the Plan for any Plan Year by electing to defer Compensation and/or Stock Awards to the Plan for services to be performed during such Plan Year pursuant to a Deferral Election Form and by submitting such form to the Committee by no later than December 31 of the immediately preceding Plan Year.
(ii) First Year of Eligibility. In the discretion of the Committee, a Participant who first becomes eligible to participate in the Plan during a Plan Year may elect to defer any Compensation and/or Stock Awards designated by the Committee in its sole discretion pursuant to a Deferral Election Form within 30 days after the date on which the Participant is first eligible to participate in the Plan, with respect to any such Compensation and/or Stock Awards to be paid for services to be performed after such election is made. For purposes of this Section 2.01(b)(ii), a Participant is first eligible to participate in this Plan only if the Participant is not a participant in any other agreement, method, program or arrangement that, along with this Plan, would be treated as a single nonqualified deferred compensation plan under Treasury Regulation §1.409A-1(c)(2).

(iii) Fiscal Year Compensation. In the discretion of the Committee, a Participant may make a separate deferral election with respect to any Fiscal Year Compensation pursuant to a Deferral Election Form submitted to the Committee. Such election must be made no later than the last day of the Corporation’s fiscal year immediately preceding the fiscal year during which the Participant will perform the services for which such Fiscal Year Compensation may be paid.
(iv) Performance-Based Compensation. In the discretion of the Committee, a Participant may make a separate deferral election with respect to any Performance-Based Compensation pursuant to a Deferral Election Form submitted to the Committee. Such election must be made at least six months prior to the end of the performance period on which the Performance-Based Compensation is based and meet any other requirement set forth in Treasury Regulation §1.409A-2(a)(8); provided that in no event may an election to defer be made after such Performance-Based Compensation has become readily ascertainable.
(v) Other Elections. In the discretion of the Committee, a Participant may make such other deferral elections with respect to Compensation designated by the Committee in its sole discretion at such other time or times permitted by Section 409A of the Code. Any such deferral election will be made in a form acceptable to the Committee.
(vi) Evergreen Elections. A Participant’s deferral election(s) (or any modification thereof) under this Section 2.01 will continue to apply to Compensation and/or Stock Awards in future years (and become irrevocable on the applicable dates described above) unless and until the Participant makes a new Deferral Election in accordance with Section 2.01(b)(i), 2.01(b)(iii) or 2.01(b)(iv).
(c) Cancellation of Deferrals. A Participant will not be permitted to change, terminate or revoke the Participant’s deferral elections for such year after the applicable deadline set forth in Section 2.01(b).
(d) Limitations on Elections. A Participant may not make an election to defer Compensation to the Phantom Share Suspense Account if, at the time the election is made, the Participant is in possession of “material non-public information” (within the meaning of Section 10b of the Securities Exchange Act of 1934).
2.02. Designation of Beneficiary
(a) Each Participant may designate one or more Beneficiaries by completing a written or electronic beneficiary designation form prescribed by the Committee. Unless a Participant who designates more than one Beneficiary also specifies the sequence or the portion of the death benefit to be paid to each Beneficiary, the death benefit will be paid in equal shares to all named Beneficiaries.
(b) A Participant may change his or her Beneficiary at any time by completing a new beneficiary designation form in accordance with such form’s instructions. No change of Beneficiary will be effective until the revised form is received by the Committee. The identity of a Participant’s Beneficiary will be based only on the designation in the form described in this section and will not be inferred from any other evidence.

(c) If a Participant has not made an effective Beneficiary designation or if the Participant’s Beneficiary dies before the Participant, any Plan death benefit will be paid to the Participant’s Surviving Spouse or, if there is no Surviving Spouse, to the Participant’s estate. Any minor’s share of a Plan death benefit will be paid to the adult who has been appointed to act as the minor’s legal guardian and who has assumed custody and support of that minor.
(d) The Participant and the Beneficiary (and not the Committee) are responsible for ensuring that the Committee has the Beneficiary’s current address.
ARTICLE III
CONTRIBUTIONS
Section 3.01. In General.
At the times and in the manner prescribed in Section 2.01(b), each Participant may elect to defer up to:
(a) 100 percent of the Participant’s Compensation, which will be credited to the Participant’s Cash Account or Phantom Share Suspense Account, as elected by the Participant at the time of deferral; plus
(b) 100 percent of the Participant’s Stock Awards, which will be credited to the Participant’s Stock Award Account as described in Section 4.01(d).
Section 3.02. No Changes to Allocation.
Deferrals elections regarding the contributions or allocations of Compensation to the Phantom Share Suspense Account will be irrevocable for the Plan year to which such election relates and, subject to any restrictions imposed by Section 16(b) of the Securities Exchange Act of 1934, as determined by the Committee, changes in investment elections with respect to future crediting of amounts to the Phantom Share Suspense Account may be made at the Participant’s discretion.
ARTICLE IV
PARTICIPANTS’ ACCOUNTS; ALLOCATIONS
4.01. Participants’ Accounts
(a) With respect to each Participant, the Committee will maintain a Cash Account to record: (i) the Participant’s deferrals of Compensation elected to be contributed to the Cash Account pursuant to Section 3.01(a), adjusted by the net income, gains or losses that are deemed attributable to those amounts (as described in Section 4.02(a)); minus (ii) any distributions made from this Account.
(b) With respect to all Participants, the Committee will maintain a Phantom Share Suspense Account to record: (i) the aggregate amounts that are deferred into the Plan by Participants under

Section 3.01(a) for investment into the Phantom Share Investment Fund; minus (ii) any distributions made from this Account into the Phantom Share Investment Funds of Participants. Amounts are credited to the Phantom Share Suspense Account pending allocation to Phantom Share Investment Fund of each Participant. Once funds are placed into the Phantom Share Suspense Account, Participants will have no further control over such amounts, no such funds may be withdrawn by Participants, no such funds may be transferred to any other Account established under the Plan, and no funds may be moved from any other Account established under the Plan into the Phantom Share Suspense Account.
(c) With respect to each Participant, the Committee will maintain a Phantom Share Investment Fund to record the Phantom Shares credited to the Participant pursuant to Section 5.02.
(d) With respect to each Participant, the Committee will maintain a Stock Award Account to record the Stock Awards deferred by such Participant pursuant to Section 3.01(b). Stock Awards will be credited to the Stock Award Account once the Stock Award vests. Until the Stock Award is credited to the Stock Award Account, the Stock Award will remain subject to the terms and conditions of the plan pursuant to which the Stock Award was granted and, if applicable, the associated award agreement.
4.02. Calculating Net Gains or Losses; Crediting of Accounts
(a) Cash Account. With respect to the Cash Accounts of Participants, as of each Valuation Date and except as provided in the Trust Agreement, the Trustee will determine the value of each Investment Fund established by the Committee under Section 5.01. The value of each Investment Fund will be calculated as if it had been invested as directed by Participants. Any increase or decrease in the value of each Investment Fund, less associated administrative and other Plan expenses described in Section 7.07, will be allocated to the relevant Accounts of each Participant who was deemed to have invested in that fund since the preceding Valuation Date. This allocation will be based on (a) the value of the Investment Fund on the preceding Valuation Date and (b) the portion of that value that is deemed to have been comprised of the Participant’s Cash Account.
(b) Phantom Share Suspense Account. With respect to the Phantom Share Suspense Account, as of each Valuation Date, the Trustee will convert the amount deferred by each Participant into the Phantom Share Suspense Account into Phantom Shares by dividing the amount deferred by each Participant by the closing price of a Share on the date of conversion and crediting the resulting number of whole and fractional Phantom Shares to the Phantom Share Investment Funds as provided in Section 5.02. Notwithstanding the foregoing, in the event of a Participant’s Separation from Service or death prior to a Valuation Date, the amount of Compensation deferred by the Participant and allocated to the Phantom Share Suspense Account shall be converted into Phantom Shares as provided in this Section 4.04 and credited to the Participant’s Phantom Share Investment Fund as of that date.
(c) Stock Award Account. The Stock Award Account will be credited with Phantom Shares and cash as described in Section 5.03.

ARTICLE V
INVESTMENT FUNDS
5.01. In General. Except as provided in Section 5.02, below, the Committee will establish and maintain one or more Investment Funds that will be used to measure the value of each Participant’s Accounts; provided that neither the Group nor the Trustee is obliged to make the investments chosen by any Participant. Each Participant must select the Investment Fund(s) that will be used to measure the value of his or her Accounts by completing the appropriate section of the applicable Deferral Election Form. Rules and regulations relating to investment selections, including the frequency with which investment selections may be changed and the minimum percentage of a Participant’s Accounts that may be treated as invested in each Investment Fund, will be established, from time to time, by the Committee and announced to Participants.
5.02. Phantom Share Investment Fund. Shares deemed to have been purchased pursuant to Section 4.02(b) will be credited to the Phantom Share Investment Fund of each Participant who has elected to defer Compensation to the Phantom Share Suspense Account for the relevant period based on the ratio that the amount of Compensation deferred to the Phantom Share Suspense Account by each Participant for such period bears to the aggregate balance of the Phantom Share Suspense Account immediately before its conversion into Phantom Shares. The crediting of Phantom Shares to the Phantom Share Investment Fund shall be subject to the following:
(a) A Participant may not make an election to: (i) reallocate amounts invested in the Phantom Share Investment Fund into any other Account under the Plan; or (ii) reallocate amounts credited to any other Account under the Plan into the Phantom Share Investment Fund.
(b) Unless otherwise determined by the Committee, any cash dividends or other dividends payable with respect to Shares will be credited to each Participant based on the Phantom Shares held in such Participant’s Phantom Share Investment Fund and be used to effect the deemed purchase of additional Phantom Shares as described in Section 4.02(b).
(c) The number of Phantom Shares credited to a Participant’s Phantom Share Investment Fund will be adjusted from time to time to reflect stock splits, stock dividends or other changes in the Shares resulting from a change in the Corporation’s capital structure, as determined by the Committee in its sole discretion.
5.03. Stock Award Account. Stock Awards deferred into the stock Award Account may not be invested in any Investment Funds; however, the Stock Award Account will be credited with a number of Phantom Shares and/or the amount of cash equal to the number of Shares and/or cash otherwise deliverable or payable pursuant to the Stock Award. The crediting of Phantom Shares to the Stock Award Account shall be subject to the following:
(a) Unless otherwise determined by the Committee, any cash dividends or other dividends payable with respect to Shares will be credited to each Participant based on the Phantom Shares held in such Participant’s Stock Award Account.

(b) The number of Phantom Shares credited to a Participant’s Stock Award Account will be adjusted from time to time to reflect stock splits, stock dividends or other changes in the Shares resulting from a change in the Corporation’s capital structure, as determined by the Committee in its sole discretion.
ARTICLE VI
AMOUNT AND DISTRIBUTION OF BENEFITS
6.01. In General — Time and Form of Distribution
(a) Cash Account. A Participant’s Cash Account (and earnings related thereto) will be distributed in a lump sum within 60 days following the earlier of (i) the first day of the calendar year specified in the Participant’s Deferral Election Form, (ii) the Participant’s death, or (iii) the date of the Participant’s Separation from Service (including by reason of disability).
(i) In-Service Distributions. If a distribution under this Section 6.01(a) is based on the first day of the calendar year specified in the Participant’s Deferral Election Form, such distribution will be made in a lump sum or up to 10 substantially equal annual installments, as elected by the Participant in the applicable Deferral Election Form. Notwithstanding the foregoing, if a Participant elects annual installments under this subparagraph (i), but Separates from Service prior to receiving all of those annual installments, any remaining balance will be paid in accordance with subparagraph (iii) below.
(ii) Distributions Upon Death or Disability. If a distribution under this Section 6.01(a) is due to the Participant’s death, such distribution will be made in a lump sum.
(iii) Distributions Upon Separation from Service. If a distribution under this Section 6.01(b)(i) is due to the Participant’s Separation from Service (including by reason of disability), and the present value of the Participant’s Cash Account is at least $25,000 as of the Valuation Date immediately preceding the Participant’s Separation from Service, then such distribution will be made in a lump sum or up to 20 substantially equal annual installments, as elected by the Participant in the applicable Deferral Election Form. If a distribution under this Section 6.01(a) is due to the Participant’s Separation from Service under any other circumstances, such distribution will be made in a lump sum.
Notwithstanding the foregoing, if a Participant does not make a timely election relating to a distribution under this Section 6.01(a), then such distribution will be made in a lump sum.
(b) Phantom Share Investment Fund. A Participant will receive a distribution from his or her Phantom Share Investment Fund within 60 days following the earlier of the Participant’s Separation from Service or death. The Participant will receive whole Shares, with any fractional Shares being distributed in cash based on the fair market value of a Share on the date of distribution. In the distribution, the Trustee will deliver Shares held in the Trust or Shares purchased on the open market and the number of whole Shares distributed and fractional Shares settled in cash will equal the number of Phantom Shares credited to such Participant’s Phantom Share Investment Fund on the date of distribution.

(i) Distributions Upon Death. If a distribution under this Section 6.01(b) is due to the Participant’s death, such distribution will be made in a lump sum.
(ii) Distributions Upon Separation from Service. If a distribution under this Section 6.01(b) is due to the Participant’s Separation from Service, the distribution will be made in the same number of installments as elected by the Participant under Section 6.01(a)(iii) and if no election was made, the distribution will be made in a lump sum.
(c) Stock Award Account. A Participant will receive a distribution from his or her Stock Award Account within 60 days following the earlier of the Participant’s Separation from Service or death. In the distribution, the Trustee will deliver Shares, from the equity plan pursuant to which the Stock Award was granted and held in the Trust equal to the number of Phantom Shares credited to the Participant’s Stock Award Account, and cash equal to the amount of cash credited to the Participant’s Stock Award Account, each on the date of distribution.
(i) Distributions Upon Death. If a distribution under this Section 6.01(c) is due to the Participant’s death, such distribution will be made in a lump sum.
(ii) Distributions Upon Separation from Service. If a distribution under this Section 6.01(c) is due to the Participant’s Separation from Service, the distribution will be made in the same number of installments as elected by the Participant under Section 6.01(a)(iii) and if no election was made, the distribution will be made in a lump sum
(d) Limited Cashout. Notwithstanding anything in this Plan to the contrary, the Corporation, in its sole discretion, may make a lump sum distribution of a Participant’s Cash Account under the Plan if: (i) the distribution results in the termination and liquidation of the entirety of the Participant’s interest under the Plan and all agreements, methods, programs or other arrangements with respect to which deferrals of compensation are treated as having been deferred under a single nonqualified deferred compensation plan under Treasury Regulation §1.409A-1(c)(2); and (ii) the aggregate distribution under the arrangements is not greater than the applicable dollar amount under Code §402(g)(1)(B).
(e) Full Discharge. Once a Participant’s Accounts have been fully distributed, the Corporation, all other Group Participants, the Committee and the Plan will have no further liability to the Participant or, if appropriate, to his or her Beneficiary.
6.02 Changes to Time and Form of Distribution
Participants will be permitted to change the Participant’s distribution elections with respect to the Participant’s Cash Account if such change meets the following requirements:
(a) A Participant may change the form or timing of distribution by submitting an election on a new Deferral Election Form; provided, however, that such change must meet the following requirements: (i) the election may not take effect until at least 12 months after the date on which such election is made; (ii) the payment with respect to which such election is made must be deferred (other than a distribution upon death or Disability) for a period of not less than five years from the date such payment would otherwise have been paid; and (iii) any subsequent election affecting a distribution at a specified time (or pursuant to a fixed schedule) may not be made less than 12 months before the date the payment is scheduled to be paid. A subsequent election may be changed at any time before the last permissible date for making such election, as described in this Section 6.02.
(b) Once the distribution of an Account to a Participant begins, no changes to the Participant’s distribution election with respect to such Account will be permitted.
Notwithstanding the foregoing, a Participant may change the time or form of distribution of such Participant’s Phantom Share Investment Fund only with the express, written consent of the Committee.
6.03. Vesting
(a) Cash Account. A Participant will always be 100 percent vested in the balance of the Participant’s Cash Account.
(b) Phantom Share Suspense Account. Participants will be fully vested in deferrals of Compensation allocated to the Phantom Share Suspense Account and in Phantom Shares credited to the Phantom Share Investment Fund.
(c) Stock Award Account. Participants will be fully vested in their Stock Award Accounts
6.04. Effect of Change in Control on Phantom Shares.
In the event of a Change in Control, the Board, in its sole discretion, may elect to convert the Phantom Shares credited to the Phantom Share Investment Funds and Stock Award Accounts of Participants to cash based on the fair market value of a Share on the date of conversion or treat any undistributed Phantom Shares credited to the Phantom Share Investment Funds and Stock Award Accounts of Participants in the same manner as the Shares in the Change in Control.
ARTICLE VII
PLAN COMMITTEE
7.01. Appointment of Committee
The Board will appoint a committee of at least three persons to administer the Plan. A Committee member may resign at any time by sending written notice to the Board specifying the effective date of his or her termination (which must always be prospective). Vacancies in the Committee will be filled by the Board as the need arises. Also, in its sole discretion, the Board may remove any Committee member at any time by giving written notice of removal to the affected Committee member and specifying the effective date of that action (which must always be prospective).

7.02. Powers and Duties
The Committee is fully empowered to exercise complete discretion to administer the Plan and to construe and apply all of its provisions. The Committee may delegate any of its powers and duties to any other person or organization. These powers and duties include:
(a) Determining the value of benefits under this Plan;
(b) Resolving disputes that may arise with regard to the rights of Directors, Participants and their legal representatives or Beneficiaries under the terms of the Plan;
(c) Obtaining from each Participant and Beneficiary information that the Committee needs to determine any Participant’s or Beneficiary’s rights and benefits under the Plan. The Committee may rely conclusively upon any information furnished by a Participant or a Beneficiary;
(d) Compiling and maintaining all records it needs to administer the Plan;
(e) Upon request, furnishing the Corporation with reasonable and appropriate reports of its administration of the Plan;
(f) Authorizing the Trustee to distribute all benefits that are payable under the Plan;
(g) Engaging legal, administrative, actuarial, investment, accounting, consulting and other professional services that the Committee believes are necessary and appropriate;
(h) Authorizing the Deferral Election Form with respect to Participants’ elections to the Phantom Share Suspense Account and, if necessary, Participants’ deferral elections to the Phantom Share Suspense Account;
(i) Authorizing any change to a Participant’s distribution election with respect to the Participant’s Phantom Share Investment Fund;
(j) Adopting rules and regulations for the administration of the Plan that are not inconsistent with the terms of the Plan; and
(k) Doing and performing any other acts provided for in the Plan.
7.03. Actions by the Committee
The Committee may act at a meeting, or in writing without a meeting, by the vote or assent of a majority of its members. The Committee will appoint one of its members to act as a secretary to record all Committee actions. The Committee also may authorize one or more of its members to execute papers and perform other ministerial duties on behalf of the Committee.
7.04. Interested Committee Participants
No member of the Committee may participate in any Committee action that directly affects that member’s individual interest in the Plan. These matters will be determined by a majority of the remainder of the Committee and if there are no disinterested members of the Committee, by the entire Board.

7.05. Indemnification
(a) The Corporation will indemnify and hold harmless any Committee member or employee who performs services to or on behalf of the Plan (the “Indemnified Party”) against all liabilities and all reasonable expenses (including attorney fees and amounts paid in settlement) incurred or paid in connection with any threatened or pending action, suit or proceeding brought by any party in connection with the Plan. However, this indemnification will not extend to any Indemnified Party whose conduct in connection with the Plan is found to have been grossly negligent or wrongful. This determination will be based on any final judgment rendered in connection with the action, suit or proceeding complaining of the conduct or its effect or, if no final judgment is rendered, by a majority of the Board or by independent counsel to whom the Board has referred the matter.
(b) The obligations under this section may be satisfied, in the Corporation’s discretion, through the purchase of a policy or policies of insurance providing equivalent protection.
7.06. Conclusiveness of Action
Any action on matters within the discretion of the Committee will be conclusive, final and binding upon all Participants and upon all persons claiming any rights hereunder, including Beneficiaries.
7.07. Payment of Expenses
Committee members will not be separately compensated for their services relating to the Plan. However, the Corporation will reimburse Committee members for all appropriate expenses they incur while carrying out their Plan duties.
ARTICLE VIII
AMENDMENT TO THE PLAN
8.01. Right to Amend
The Corporation may modify, alter or amend the Plan at any time. However, no amendment may affect any Participant’s or Beneficiary’s vested rights accrued under the Plan before the effective date of that amendment without the Participant or, if applicable, the Beneficiary’s consent.

8.02. Amendment Procedure
The Board, an executive committee of the Board or other Board committee or any executive officer to which or to whom the Board delegates discretionary authority over the Plan may exercise the Corporation’s right to amend the Plan.
ARTICLE IX
TERMINATION OF THE PLAN
9.01. Right to Terminate
(a) The Corporation may terminate the Plan in whole or in part at any time by written action of its Board. Each Participant affected by a full or partial Plan termination or by a complete discontinuance of contributions will be 100 percent vested in the value of all of his or her Accounts.
(b) In the event of a termination of the Plan, except as permitted under Treasury Regulation §1.409A-3(j)(4)(ix), no amounts will be distributed until they are otherwise payable under the terms of the Plan.
9.02. Plan Merger and Consolidation
If the Plan is merged into or consolidated with any other plan, each affected Participant will be entitled to a benefit immediately after the merger, consolidation or transfer (determined as if the surviving plan had then terminated) at least equal to the benefit he or she had accrued immediately before the merger or consolidation (determined as if the Plan terminated immediately before that merger or consolidation).
9.03. Successor Corporation
If any Corporation dissolves into, reorganizes, merges into or consolidates with another business entity, provision may be made by which the successor will continue the Plan and Trust, in which case the successor will be substituted for the Corporation under the terms and provisions of this Plan and the Trust Agreement. The substitution of the successor for the Corporation will constitute an assumption by the successor of all Plan liabilities and the successor will have all of the powers, duties and responsibilities of the Corporation under the Plan.
ARTICLE X
UNFUNDED PLAN
Notwithstanding any Plan provision to the contrary, the Plan constitutes an unfunded, unsecured promise by the Corporation to pay only those benefits that are accrued by Participants under the terms of the Plan. The Corporation will not segregate any assets into a fund established exclusively to pay Plan benefits unless the Corporation, in its sole discretion, establishes a trust for the purpose of holding assets from which all or part of a Plan benefit may be paid. The Corporation is not liable for the payment of Plan benefits that are actually paid from a trust established for that purpose. However, the Corporation is obliged to pay any benefits not paid from any trust. Participants, Beneficiaries and other persons claiming a Plan benefit through them have only the rights of general unsecured creditors and do not have any interest in or right to any specific asset of the Corporation. Nothing in this Plan constitutes a guaranty by the Corporation or any other entity or person that their assets will be sufficient to pay Plan benefits.
ARTICLE XI
MISCELLANEOUS
11.01. Voluntary Plan
The Plan is purely voluntary on the part of the Corporation. None of the establishment of the Plan, any amendment to it, the creation of any fund or account or the payment of any benefits may be construed as giving any person (a) a legal or equitable right against the Corporation, the Trustee or the Committee other than those specifically granted under the Plan or conferred by affirmative action of the Committee in a manner that is consistent with the terms and provisions of this Plan or (b) the right to be retained in the service of the Corporation. All Participants remain subject to discharge to the same extent as though this Plan had not been established.
11.02. Non-alienation of Benefits
The right of a Participant, Beneficiary or any other person to receive Plan benefits may not be assigned, transferred, pledged or encumbered except as provided in the Participant’s Beneficiary designation, by will or by applicable laws of descent and distribution. Any attempt to assign, transfer, pledge or encumber a Plan benefit will be null and void and of no legal effect.
11.03. Inability to Receive Benefits
Any Plan benefit payable to a Participant or Beneficiary who is declared incompetent will be paid to the guardian, conservator or other person legally charged with the care of his or her person or estate. Any payment made under this section will completely discharge the Plan’s liability with respect to that payment. The Committee is not required to see to the application of any distribution made to any person.
11.04. Lost Participants
Each Participant is obliged to keep the Committee apprised of his or her current mailing address and that of his or her Beneficiary. The Committee’s obligation to search for any Participant or Beneficiary is limited to sending a registered or certified letter to the Participant’s or Beneficiary’s last known address.
11.05. Limitation of Rights
Nothing in the Plan, expressed or implied, is intended or may be construed as conferring upon or giving to any person, firm or association (other than Participants, their Beneficiaries and their successors in interest) any right, remedy or claim under or by reason of this Plan.

11.06. Invalid Provision
If any provision of this Plan is held to be illegal or invalid for any reason, the Plan will be construed and enforced as if the offending provision had not been included in the Plan. However, that determination will not affect the legality or validity of the remaining parts of this Plan.
11.07. Governing Law
The Plan will be governed by and construed in accordance with the laws of the United States and, to the extent applicable, the laws of Ohio.
11.08 Code §409A
(a) It is intended that the Plan comply with Code §409A and the Treasury Regulations promulgated thereunder (and any subsequent IRS notices or guidance), and this Plan will be interpreted, administered and operated accordingly. Nothing herein will be construed as an entitlement to or guarantee of any particular tax treatment to any Participant.
(b) The Corporation may accelerate the time or schedule of a distribution of amounts payable to a Participant at any time the Plan fails to meet the requirements of Code §409A and the Treasury Regulations promulgated thereunder. Such payment may not exceed the amount required to be included in income as a result of the failure to comply with the requirements of Code §409A and the Treasury Regulations promulgated thereunder.
11.10 Recoupment
The right of any person to payment under this Plan shall be subject to the Bob Evans Farms, Inc. Executive Compensation Recoupment Policy, as may be amended from time to time, or any successor or replacement policy, or the terms of any agreement between the Corporation and a Participant regarding the recoupment of compensation.